Exhibit 10.1.2

As of June 28, 2005

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and director of Boulder Specialty Brands, Inc. (the “Company”), in consideration of Roth Capital Partners, LLC (“Roth Capital”) entering into an engagement letter (“Engagement Letter”) to underwrite an initial public offering of the securities of the Company (“IPO”) and proceeding with the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i)all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) all other shares of common stock then owned by him, whether purchased in or after the IPO, in favor of a Business Combination, as a result of which the undersigned acknowledges and agrees that he will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any other shares of common stock owned by him.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned (i) will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable, (ii) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Account (as defined in the Engagement Letter) as a result of such liquidation with respect to his Insider Shares (“Claim”), (iii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company except as and to the extent an agreement is otherwise disclosed in the Company’s registration statement relating to the IPO or as described in paragraph 5 below, (iv) will not seek recourse against the Trust Account for any reason whatsoever, and (v) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (as defined in the Engagement Letter).

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, those opportunities to acquire an operating company the undersigned reasonably believes are suitable opportunity for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned may have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Roth Capital that the business combination is fair to the Company’s stockholders from a financial perspective.

5. None of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall (i) be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination, (ii) receive repayment of the promissory note or notes issued by the Company to the undersigned, (iii) through his Affiliate, Jeltex Holdings, LLC, be entitled to receive, with Hughes Consulting, Inc., a combined monthly fee of $10,000 for office space and administrative services, including secretarial support, provided by Hughes Consulting, Inc. and Jeltex Holdings, LLC to the Company.

6. None of the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Vice Chairman of the Board and a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Roth Capital and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire previously furnished to the Company and Roth Capital is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Vice Chairman of the Board and a director of the Company.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Roth Capital and its legal representatives or agents (including any investigative search firm retained by Roth Capital) any information they may have about the undersigned’s background and finances (“Information”). Neither Roth Capital nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. As used herein, (i) a “Business Combination” shall mean a stock exchange, asset acquisition or similar business combination with an operating business that is in the food and/or beverage industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by Insiders prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock sold as part of the units in the Company’s IPO.

12. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of California or the United States District Court for the Southern District of California, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

JAMES E. LEWIS
Print Name of Insider

/s/ JAMES E. LEWIS
Signature

EXHIBIT A

James E. Lewis has been our vice chairman and a director since inception. Since 1991, Mr. Lewis has served as chairman and chief executive of Jeltex Holdings, LLC, formerly Jeltex Holdings, Inc. The Jeltex group has been comprised of significant or controlling ownership stakes acquired, held and sold for Mr. Lewis’ personal account in a vertically integrated group of private food businesses engaged in vegetable farming, fresh produce distribution, manufacture of canned foods and retail grocery distribution. Today, Mr. Lewis and his spouse hold a controlling interest in Centennial Specialty Foods Corporation, a public company engaged in the manufacture and marketing of specialty branded, quality ethnic Southwestern canned sauces and food products. From June 1996 to February 1998, Mr. Lewis served on the board of directors of Granite Financial, Inc., a publicly traded equipment leasing company. Granite Financial was sold to Fidelity National Financial, Inc., a diversified financial services firm listed on the New York Stock Exchange, in a stock exchange transaction in February 1998. From 1991 to 1993, Mr. Lewis also served on the board of directors of Golden Shamrock Mines Ltd., a publicly traded Australian gold mining company with its primary operations in Ghana, West Africa.

From 1986 to 1991, Mr. Lewis was vice chairman and executive director of the Concord group of companies, and served as a consultant to the Concord group from 1991 to 1993. At that time, the Concord group was a diversified international conglomerate that included a uranium trading company and an equipment leasing company. From 1977 to 1986, Mr. Lewis held positions of increasing responsibility with the Energy Fuels group of companies, which were primarily engaged in coal and uranium mining. While with the Energy Fuels group, he commenced employment as tax manager and rose to the position of vice president of finance. From 1973 to 1977, Mr. Lewis was employed in the tax division of Arthur Andersen & Co.

Mr. Lewis is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. He holds a BBA degree in accounting from Texas Tech University. Mr. Lewis also will serve as a director of Sierra Mining Corporation, a blank check company with a business plan similar to ours that intends to acquire operating companies in the natural resources and mining industries.

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